UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 5, 2012

IntegraMed America, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-20260	06-1150326
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Manhattanville Road, Purchase, NY 10577
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (914) 253-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.      Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting on June 5, 2012 (the “Annual Meeting”). The following information, regarding the results of the matters voted on by stockholders at the Annual Meeting, is provided pursuant to Item 5.07 of Current Report on Form 8-K under the Securities Exchange Act of 1934.

At the Annual Meeting of Stockholders, the proposals listed below were submitted to a vote of stockholders as set forth in the Company’s definitive proxy statement for the Annual Meeting.

Proposal 1 – Election of Directors

The six nominees named in the definitive proxy statement to serve as director for a one-year term expiring at the 2013 annual meeting of stockholders or until his/her respective successor is elected and qualified or until the earlier of his/her resignation or removal were elected. The voting results were as follows:

Director	For	Withheld

Gerardo Canet	8,413,669	46,206

Jay Higham	8,434,947	24,928

Michael Howe	8,435,347	24,528

Lawrence J. Stuesser	8,435,347	24,528

Elizabeth E. Tallett	8,415,486	44,389

Yvonne S. Thornton, M.D.	8,435,472	24,403

There were no broker non-votes for Proposal 1 listed above.

Proposal 2 – Ratification of Appointment of EisnerAmper LLP

The proposal to ratify the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for 2012:

For	Against	Abstain
10,035,478	18,692	1,736

There were no broker non-votes for Proposal 2 listed above.

Proposal 3 –Advisory Vote on the Compensation of Named Executive Officers

The proposal to approve on an advisory basis the resolution approving the compensation of the Company’s named executive officers as disclosed in the Company’s Proxy Statement for the 2012 Annual Meeting of Stockholders was approved by a majority of the votes cast.  The voting results were as follows:

For	Against	Abstain
8,044,962	219,096	195,817

There were 1,596,031 broker non-votes for Proposal 3 listed above.

In light of the 2011annual meeting voting results, the Company determined that it will hold an advisory vote on executive compensation every year until the next advisory vote with respect to the frequency of advisory votes on executive compensation.  An advisory vote with respect to the frequency of advisory votes on executive compensation is required to be held at least once every six years.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRAMED AMERICA, INC.
(Registrant)
Date: June 8, 2012
	By:	/s/Claude E. White
Claude E. White
Vice President, General Counsel and Secretary